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                                    Exhibit A

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Viatel, Inc. dated February 12, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  February 12, 1997                     S-C V-TEL INVESTMENTS, L.P.

                                             By:    S-C Rig Co.
                                                    General Partner


                                             By:  /S/ PURNENDU CHATTERJEE
                                                  -----------------------------
                                                  Purnendu Chatterjee
                                                  Sole Director


Date:  February 12, 1997                     S-C RIG CO.



                                             By:  /S/ PURNENDU CHATTERJEE
                                                  -----------------------------
                                                  Purnendu Chatterjee
                                                  Sole Director

Date:  February 12, 1997                     PURNENDU CHATTERJEE


                                             By:  /S/ PURNENDU CHATTERJEE
                                                  -----------------------------
                                                  Purnendu Chatterjee